Moody National REIT I, Inc. S-11

EXHIBIT 1.1

MOODY NATIONAL REIT I, INC.

Up to $1,000,000,000 in Shares of Common Stock, $0.01 par value per share

DEALER MANAGER AGREEMENT

________, 2012

Moody Securities, LLC
2010 Main Street
Irvine, California 92614
Ladies and Gentlemen:

Moody National REIT I, Inc., a Maryland corporation that intends to elect to be taxed as a REIT for federal income tax purposes (the “Company”), has registered for public sale (the “Offering”) a maximum of $1,000,000,000 in shares of its common stock, $0.01 par value per share (the “Common Stock”), of which amount: (i) up to $100,000,000 in shares of Common Stock are to be offered pursuant to the Company’s distribution reinvestment plan for a purchase price of $9.50 per share (the “DRIP Shares”); and (ii) up to $900,000,000 in shares of Common Stock (the “Primary Shares” and, together with the DRIP Shares, the “Shares”) are to be issued and sold to the public on a “best efforts” basis through Moody Securities, LLC (the “Dealer Manager”) as the managing dealer and the broker-dealers participating in the offering (the “Participating Dealers”) at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers). The Company has reserved the right to reallocate the Shares between the Primary Shares and the DRIP Shares. Terms not otherwise defined in this Dealer Manager Agreement (this “Agreement”) shall have the same meaning as in the Prospectus, as that term is defined below.

The Company is the sole general partner of Moody National Operating Partnership I, L.P., a Delaware limited partnership that serves as the Company’s operating partnership (the “Operating Partnership”). The Company and the Operating Partnership hereby jointly and severally agree with the Dealer Manager, as follows:

1.           Offer and Sale of Shares.

1.1           Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints the Dealer Manager as its agent and distributor to solicit and to retain the Participating Dealers (as defined below) to solicit subscriptions for the Shares at the subscription price to be paid in cash. The Dealer Manager hereby accepts such agency and exclusive distributorship and agrees to use its reasonable best efforts to sell or cause to be sold the Shares in such quantities and to such persons in accordance with such terms as are set forth in this Agreement, the Prospectus and the Registration Statement (as defined below). The Dealer Manager shall do so during the period commencing on the initial Effective Date (as defined below) and ending on the termination of this Agreement pursuant to Section 10. The number of Shares, if any, to be reserved for sale by each Participating Dealer may be determined by mutual agreement, from time to time, by the Dealer Manager and the Company. In the absence of such determination, the Company shall accept subscriptions based upon a first-come, first accepted reservation or other similar method. Under no circumstances will the Dealer Manager be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Dealer Manager shall act solely as the Company’s agent and not as an underwriter or principal.

1.2            The Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and other securities dealers the Dealer Manager may retain (collectively the “Participating Dealers”). All such engagements of Participating Dealers shall be evidenced by written agreements, the terms and conditions of which shall substantially conform to the form of Participating Dealer Agreement substantially in the form of Exhibit A hereto (the “Participating Dealer Agreement”).

1.3           Each person desiring to purchase Shares through the Dealer Manager, or any Participating Dealer, will be required to complete and execute the subscription documents described in the Prospectus.

1.4           A sale of a Share shall be deemed by the Company to be completed for purposes of this Agreement if and only if (a) the Company or an agent of the Company has received a properly completed and executed subscription agreement, together with payment of the full purchase price of each purchased Share, from an investor who satisfies the applicable suitability standards and minimum purchase requirements set forth in the Registration Statement as determined by the Participating Dealer or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (b) the Company has accepted such subscription, and (c) such investor has been admitted as a stockholder of the Company. In addition, no sale of Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no selling commissions or Dealer Manager Fee (as defined below) will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected.

2.           Representations and Warranties of the Company and the Operating Partnership

The Company and the Operating Partnership hereby jointly and severally represent and warrant, as of the date hereof and at all times during the term of this Agreement (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates), as follows:

2.1           In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-11 (No. 333-             ), including a preliminary prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated under the Securities Act (the “Securities Act Rules and Regulations”). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required by the Commission through the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. As used in this Agreement, the term “Registration Statement” means the Registration Statement and the prospectus contained therein, as finally amended as of the date the Registration Statement is declared effective by the Commission, provided that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the Commission; the term “Effective Date” means the applicable date upon which the Registration Statement was first declared effective by the Commission and the date upon which each subsequent post-effective amendment to the Registration statement is declared effective by the Commission; the term “Prospectus” means, and as used in this Agreement shall be deemed to refer to and include, as appropriate, (a) the prospectus constituting a part of the Registration Statement as of the initial and any subsequent Effective Date, (b) the prospectus filed with the Commission pursuant to Rule 424(b) after the Registration Statement is initially declared effective by the Commission, and (b) any amendments or supplements to the Prospectus filed with the Commission pursuant to Rule 424(b) or otherwise; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission.

2.2           (a) The Registration Statement and the Prospectus, will, as of the applicable Effective or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Rules and Regulations; (b) the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (c) the Prospectus does not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company or the Operating Partnership by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus.

2.3           There has not been (a) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of, any proceeding for that purpose, or (b) except as may be disclosed in the Prospectus, any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of, any proceeding for such purpose. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Shares.

2.4           The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby.

2.5           This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in this Agreement may be limited under applicable securities laws.

2.6           Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, change or effect, individually or in the aggregate, that is, or would reasonably be expected to be, materially adverse to (a) the financial condition or the business affairs of the Company and its subsidiaries considered as one enterprise, or (b) the ability of the Company to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

2.7           The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; as of the date hereof the Company is the sole general partner of the Operating Partnership.

2.8           This Agreement has been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in this Agreement may be limited under applicable securities laws.

2.9           The Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. As of the date hereof, all the issued and outstanding shares of Common Stock of the Company are fully paid and non-assessable. All offers and sales of the Common Stock prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. As of the date hereof, the Operating Partnership has not issued any security or other equity interest other than units of partnership interest (“Units”) as set forth in the Prospectus, none of such outstanding Units has been issued in violation of any preemptive right, and all of such Units have been issued by the Operating Partnership in compliance with applicable federal and state securities laws.

2.10           The Company is not in violation of the Company’s  articles of amendment and restatement (“Charter”) or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a default under: (a) the Charter or the Company’s bylaws; (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; (c) any law, rule or regulation applicable to the Company; (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

2.11           The Operating Partnership is not in violation of its certificate of limited partnership or its limited partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Operating Partnership will not violate the terms of or constitute a default under: (a) the Operating Partnership’s certificate of limited partnership or limited partnership agreement; (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Operating Partnership is a party or to which its properties are bound; (c) any law, rule or regulation applicable to the Operating Partnership; (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

2.12           The Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Except as may be disclosed in the Prospectus, the Company’s intended method of operation, as set forth in the Prospectus, will enable it to continue to meet the requirements for taxation as a REIT under the Code. The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

2.13           Neither the Company nor the Operating Partnership is, and after giving effect to the sale of the Shares, will be required to, register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”).

2.14           No consent, approval, authorization or other order of any court or other governmental authority is required in connection with the execution or delivery by the Company or the Operating Partnership of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act the Securities Exchange Act of 1934, as amended (“Exchange Act”), from the Financial Industry Regulatory Authority, Inc. (“FINRA”) or as may be required under state securities or applicable blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur.

2.15           Except as may be disclosed in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against either the Company or the Operating Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

2.16           The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and duly delivered against payment therefore as contemplated by this Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Prospectus.

2.17           The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus.

2.18           Any independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Prospectus shall be as of the applicable Effective or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus, independent registered public accounting firm within the meaning of the Securities Act and the Securities Act Rules and Regulations.

2.19           Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has not been any Material Adverse Effect.

2.20           Any supplemental sales literature or advertisement (including, without limitation any “broker-dealer use only” material), regardless of how labeled or described, used in addition to the Prospectus in connection with the Offering which previously has been, or hereafter is, furnished or approved by the Company (collectively, “Authorized Sales Materials”), shall, to the extent required, be filed with and approved by the appropriate securities agencies and bodies, provided that the Dealer Manager will make all FINRA filings, to the extent required. Any and all Authorized Sales Materials did not or will not at the time provided for use include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.           REPRESENTATIONS AND WARRANTIES OF THE DEALER MANAGER. The Dealer Manager hereby represents and warrants to the Company as of the date hereof and at all times during the term of this Agreement (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

3.1           The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

3.2           This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company and the Operating Partnership, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

3.3           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (a) the Dealer Manager’s organizational documents, (b) any indenture, mortgage, deed of trust or lease to which the Dealer Manager is a party or by which it may be bound, or to which any of the property or assets of the Dealer Manager is subject, or (c) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or its assets, properties or operations, except in the case of clause (b) or (c) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager.

3.4           The Dealer Manager is (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) a member in good standing of FINRA, and (c) a broker or dealer duly registered as such in those jurisdictions where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement. Moreover, the Dealer Manager’s employees and representatives have all required licenses and registrations to act under this Agreement. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement.

4.	Covenants of the Company and the Operating Partnership

The Company and the Operating Partnership hereby jointly and severally covenant and agree with the Dealer Manager that:

4.1           The Company: (a) will use commercially reasonable efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible; (b) will promptly advise the Dealer Manager of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) will timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus, will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting or removal of such order at the earliest possible time.

4.2           The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all exhibits thereto, as the Dealer Manager may reasonably request. The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Shares of: (a) the Prospectus; and (b) the Authorized Sales Materials.

4.3           The Company will use its commercially reasonable efforts to qualify the Shares for offering and sale under, or to establish the exemption of the offering and sale of the Shares from qualification or registration under, the applicable state securities or “blue sky” laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon (the “Qualified Jurisdictions”) and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Company will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Shares have been sold, provided that the Dealer Manager shall have provided the Company with any information required for such filings or reports that is in the Dealer Manager’s possession. The Company will notify the Dealer Manager promptly following each date of: (a) the effectiveness of qualification or exemption of Shares in any additional jurisdiction in which the offering and sale of Shares has been authorized by appropriate regulatory authorities; and (b) a change in the status of the qualification or exemption of the Shares in any jurisdiction in any respect. The Company will file and obtain clearance of the Authorized Sales Material to the extent required by applicable state securities laws. The Company will, upon reasonable request by the Dealer Manager, furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

4.4           If, at any time when a Prospectus is required to be delivered under the Securities Act, any event shall have occurred to the knowledge of the Company, or the Company receives notice from the Dealer Manager that it believes such an event has occurred, as a result of which the Prospectus or any Authorized Sales Materials as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Securities Act or the Securities Act Rules and Regulations, then the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and Dealer Manager and the Participating Dealers shall suspend the offering and sale of the Shares in accordance with Section 5.16 hereof until such time as the Company, in its sole discretion  (a) instructs the Dealer Manager to resume the offering and sale of the Shares and (b) has prepared and filed with the Commission an amendment or supplement which will correct such statement or effect such compliance to the extent required, and shall make available to the Dealer Manager thereof sufficient copies for its own use and/or distribution to the Participating Dealers.

4.5           The Company will apply the proceeds from the sale of the Shares as stated in the Prospectus.

4.6           The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

4.7           The Company shall:

(a)           abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)           refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)           determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Dealers (the “List”) to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

5.           Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company as follows:

5.1           With respect to the Dealer Manager’s participation and the participation by each Participating Dealer in the offer and sale of the Primary Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager agrees to comply, and each Participating Dealer in its Participating Dealer Agreement will agree to comply in all material respects, with all applicable requirements of (a) the Securities Act, the Securities Act Rules and Regulations, the Exchange Act, the applicable rules and regulations of the Commission promulgated under the Exchange Act (the “Exchange Act Rules and Regulations”) and all other federal rules and regulations applicable to the Offering and the sale of the Primary Shares, (b) all applicable state securities or “blue sky” laws, (c) the Rules of FINRA applicable to the Offering, from time to time in effect, and (d) the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. as published on May 7, 2007 and as may be further revised and amended (the “NASAA REIT Guidelines”). The Dealer Manager will not, and each Participating Dealer in its Participating Dealer Agreement will agree not to, offer the Shares for sale in any jurisdiction unless and until it has been advised that the Shares are either registered in accordance with, or exempt from, the securities and other laws applicable thereto.

5.2           The Primary Shares shall be offered and sold only by the Dealer Manager and the Participating Dealers the Dealer Manager may retain; provided, however, that (a) each Participating Dealer whom the Dealer Manager retains shall represent to the Dealer Manager in its Participating Dealer Agreement that it is (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and a member of FINRA in good standing and (ii) duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares in the Offering, as set forth in an executed Participating Dealer Agreement between such Participating Dealer and the Dealer Manager and (b) all such engagements of Participating Dealers are evidenced by written agreements, the terms and conditions of which substantially conform to the Participating Dealer Agreement, subject to any reasonable adjustments as determined in the sole discretion of the Dealer Manager. The Dealer Manager agrees that to the extent it executes a Participating Dealer Agreement with a Participating Dealer that deviates in any material respect from the form of Participating Dealer Agreement attached hereto as Exhibit A, it shall provide to the Company a copy of such agreement and a summary of such deviations.

5.3           In offering the Shares for sale, the Dealer Manager shall not, and each Participating Dealer in its Participating Dealer Agreement shall agree not to, give or provide any information or make any representation other than those contained in the Prospectus or the Authorized Sales Materials.

5.4           The Dealer Manager shall, and each Participating Dealer in its Participating Dealer Agreement shall agree to, solicit purchases of the Shares only in the jurisdictions in which the Dealer Manager and such Participating Dealer are legally qualified to so act and in which the Dealer Manager and each Participating Dealer have been advised by the Company or counsel to the Company that such solicitations can be made.

5.5           The Dealer Manager will comply, and each Participating Dealer in its Participating Dealer Agreement shall agree to comply, in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus. Subscriptions will be submitted by the Dealer Manager and each Participating Dealer to the Company only on the form of Subscription Agreement which is included as Appendix B to the Prospectus (“Subscription Agreement”). The Dealer Manager understands and acknowledges, and each Participating Dealer shall acknowledge in its Participating Dealer Agreement, that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

5.6           The Dealer Manager will offer Shares, and in its Participating Dealer Agreement with each Participating Dealer will require that the Participating Dealer offer Shares, only to persons that satisfy the investor suitability standards and minimum investment requirements set forth in the Prospectus or in any suitability letter or memorandum sent to the Dealer Manager (or the Participating Dealer, as applicable) by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager will comply, and in its agreements with the Participating Dealers, the Dealer Manager will require that the Participating Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, FINRA Conduct Rules and the provisions of the NASAA Guidelines. The Dealer Manager agrees that in recommending the purchase of the Primary Shares to an investor, the Dealer Manager and each person associated with the Dealer Manager that make such recommendation shall have, and each Participating Dealer in its Participating Dealer Agreement shall agree with respect to investors to which it makes such a recommendation that it shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager, the person associated with the Dealer Manager or the Participating Dealer that: (a) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (b) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and (c) an investment in the Primary Shares is otherwise suitable for the investor. In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, the Dealer Manager and Participating Dealers may rely on (i) representations from investment advisers who are not affiliated with a Participating Dealer, banks acting as trustees or fiduciaries, and (ii) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by the Dealer Manager (or Participating Dealer, as applicable), after due inquiry. Notwithstanding the foregoing, the Dealer Manager shall not, and each Participating Dealer in its Participating Dealer Agreement shall agree not to, execute any transaction in the Company in a discretionary account without prior written approval of the transaction by the customer.

5.7           If the Dealer Manager intends to use electronic delivery to distribute the Prospectus to any person, the Dealer Manager will comply, and each Participating Dealer in its Participating Dealer Agreement will agree to comply, with all applicable requirements of the Commission, applicable state securities or “blue sky” laws, FINRA rules and any other laws or regulations related to the electronic delivery of documents.

5.8           The Company and the Dealer Manager shall have the right, but not the obligation, to meet with key personnel of the other party on an ongoing and regular basis to discuss the conduct of such key personnel.

5.9           The Dealer Manager has established and implemented, and in its Participating Dealer Agreement with each Participating Dealer will require that each Participating Dealer establish and implement, anti-money laundering compliance programs (“AML Programs”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares. The Dealer Manager is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (a) its AML Programs are consistent with the AML Rules, and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

5.10           Upon the expiration or earlier termination of this Agreement, the Dealer Manager will use reasonable efforts to cooperate fully with the Company and any other party that may be necessary to accomplish an orderly transfer and transfer to a successor dealer manager of the operation and management of the services the Dealer Manager is providing under this Agreement. The Dealer Manager will not be entitled to receive any additional fee in connection with the foregoing provisions of this Section, but the Company will pay or reimburse the Dealer Manager for any out-of-pocket expenses reasonably incurred by the Dealer Manager in connection therewith.

5.11           The Dealer Manager will use its best efforts to provide the Company with any and all subscriber information that the Company requests in order for the Company to comply with the requirements under Section 4.7 above.

5.12           The Dealer Manager will comply, and each Participating Dealer in its Participating Dealer Agreement will agree to comply, with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Dealer Manager shall maintain, and each Participating Dealer in its Participating Dealer Agreement will agree to maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, such records with respect to each investor who purchases Primary Shares, information used to determine that the investor meets the suitability standards imposed on the offer and sale of the Primary Shares, the amount of Primary Shares sold, and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

5.13           The Dealer Manager acknowledges and agrees that the information under the caption “Plan of Distribution” in the Prospectus insofar as it relates to the Dealer Manager and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.14           The Company will provide the Dealer Manager with certain Authorized Sales Materials to be used by the Dealer Manager and the Participating Dealers in connection with the Offering. If the Dealer Manager elects to use such Authorized Sales Materials, then the Dealer Manager agrees that such material shall not be used by it in connection with the Offering unless accompanied or preceded by the Prospectus, and each Participating Dealer in its Participating Dealer Agreement will agree to not make such use of any Authorized Sales Materials unless accompanied or preceded by the Prospectus. The Dealer Manager agrees that it will not use any sales literature or materials other than Authorized Sales Materials provided by the Company and each Participating Dealer in its Participating Dealer Agreement will agree to not use any sales literature or materials other than Authorized Sales Materials provided by the Company.

5.15           The Dealer Manager will not use any “broker-dealer use only” Authorized Sales Materials with members of the public in connection with offers or sales of the Shares, and each Participating Dealer in its Participating Dealer Agreement will agree to not use any “broker-dealer use only” Authorized Sales Materials with members of the public in connection with offers or sales of the Shares.

5.16           The Dealer Manager agrees, and each Participating Dealer in its Participating Dealer Agreement will agree, to suspend or terminate the offering and sale of Primary Shares upon request of the Company at any time and to resume the offering and sale of Primary Shares upon subsequent request of the Company.

6.           Payment of Expenses and Fees.

6.1           The Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA all necessary documents and information relating to the Offering and the Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the personnel of Moody National Advisor I, LLC (the “Advisor”) in making road show presentations with respect to the offering of the Shares; and (h) the performance of the Company’s other obligations hereunder. Notwithstanding the foregoing, the Company shall not directly pay, or reimburse the Advisor for, the costs and expenses described in this Section 6.1 if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2810 (including the Company expenses paid or reimbursed pursuant to this Section 6.1, all items of underwriting compensation described in Section 7 and bona fide due diligence expenses described in Section 6.2) to exceed 15.0% of the gross proceeds from the sale of the Primary Shares in the Offering.

6.2           The Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Dealer, provided that such expenses are supported by a detailed and itemized invoice provided to the Company. Such bona fide due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Notwithstanding anything to the contrary, no due diligence expenses shall be reimbursed by the Company pursuant to this Section 6.2 which would cause the aggregate of all the Company’s “organization and offering expenses” as defined by FINRA Rule 2810 (including the bona fide due diligence expenses paid or reimbursed pursuant to this Section 6.2, all items of underwriting compensation described in Section 7 and the Company expenses described in Section 6.1) to exceed 15.0% of the gross proceeds from the sale of Primary Shares in the Offering.

7.           Compensation of Dealer Manager

7.1           In consideration for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager:

(a)           Subject to the special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, a dealer manager fee in the amount of 3.5% of the gross proceeds from the sale of the Primary Shares (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of Shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period. No Dealer Manager Fee shall be payable in respect of the purchase of (i) any Shares by an officer, director or employee of the Company, the Advisor or their respective affiliates or (ii) any DRIP Shares; and

(b)           Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, selling commissions in the amount of 6.5% of the gross proceeds of the Primary Shares sold, which commissions may be reallowed in whole or in part to the Participating Dealer who sold the Shares giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. No selling commissions shall be payable in respect of the purchase of (i) any Shares by an officer, director or employee of the Company, the Advisor or their respective affiliates or (ii) any DRIP Shares.

7.2           The Company will not be liable or responsible to any Participating Dealer for direct payment or any reallowance of selling commissions or the Dealer Manager Fee to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the reallowance or payment of selling commissions and the Dealer Manager Fee to Participating Dealers. Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of selling commissions or the Dealer Manager Fee to such Participating Dealers without incurring any liability therefor. The Dealer Manager Fee and all selling commissions payable to the Dealer Manager with respect to any Shares sold will be paid or offered substantially concurrently with the acceptance of subscribers for such Shares as stockholders by the Company.

7.3           Notwithstanding anything to the contrary contained herein, in no event may the aggregate underwriting compensation payable to the Dealer Manager and any Participating Dealers participating in the Offering, including, but not limited to, (a) selling commissions, (b) the Dealer Manager Fee, and (c) any Dealer Manager expenses reimbursed or paid by the Company, exceed ten percent (10.0%) of the gross offering proceeds from the sale of Primary Shares in the Offering.

8.           Indemnification

8.1           For the purposes of this Agreement, an “Indemnified Party” shall mean a person or entity entitled to indemnification under Section 8, as well as such person’s or entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such person or entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

8.2           The Company and the Operating Partnership will, jointly and severally, indemnify, defend and hold harmless the Dealer Manager and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities, joint or several, to which any such Participating Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Company or the Operating Partnership, any material breach of a covenant contained herein by the Company or the Operating Partnership, or any material failure by the Company or the Operating Partnership to perform their respective obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”); or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state a material fact required to be stated in the Prospectus or any amendment or supplement to the Prospectus, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company and the Operating Partnership shall reimburse each Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, for any reasonable legal or other expenses incurred by such Participating Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, expense, damage, liability or action; provided, however, that neither the Company nor the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager in each case expressly for use in the Registration Statement or any post-effective amendment thereof or the Prospectus or any such amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability which the Company or the Operating Partnership may otherwise have.

8.3           Notwithstanding the foregoing, as required by Section II.G. of the NASAA REIT Guidelines, the indemnification and agreement to hold harmless provided in Section 8.2 is further limited to the extent that no such indemnification by the Company or the Operating Partnership of a Participating Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

8.4           The Dealer Manager will indemnify, defend and hold harmless the Company, the Operating Partnership and each of their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, expenses (including the reasonable legal and other expenses incurred in investigating and defending any such claims or liabilities), damages or liabilities to which any of the aforesaid parties may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, expenses, damages (or actions in respect thereof) arise out of or are based upon, in whole or in part: (a) any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering; (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (ii) in any Authorized Sales Materials, or (iii) any Blue Sky Application; (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus, or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (d) any use of sales literature by the Dealer Manager that is not Authorized Sales Materials or any use of “broker-dealer use only” materials with members of the public; or (e) any untrue statement made by the Dealer Manager in connection with the Offering or omission by the Dealer Manager to state a fact necessary in order to make the statements made in connection with the Offering, in the light of the circumstances under which they were made, not misleading, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus, any Authorized Sales Materials or any other materials or information furnished by or on behalf of the Company; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Dealer Manager specifically for use in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto. The Dealer Manager will reimburse the Indemnified Parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, expense, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

8.5           By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, expenses, damages or liabilities to which the Company, the Dealer Manager, the Operating Partnership or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Dealer Agreement.

8.6           Promptly after receipt by any Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, promptly notify the indemnifying party of the commencement thereof; provided, however, that the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses (subject to Section 8.7) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liability from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

8.7           An indemnifying party under Section 8 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(a)           In the case of the Company indemnifying the Dealer Manager, the advancement of funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible (in accordance with Section II.G. of the NASAA REIT Guidelines) only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b)           In any case of indemnification other than that described in Section 8.7(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event that a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

9.           Contribution.

9.1           If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, from the proceeds received from the sale of Primary Shares in the Offering pursuant to this Agreement and the relevant Participating Dealer Agreement, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

9.2           As used in Section 9.1(a) above, the “relative benefits” received by the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, in connection with the proceeds received from the sale of Primary Shares in the Offering pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the sale of Primary Shares in the Offering pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses), received by the Company and the Operating Partnership, and the total selling commissions and Dealer Manager Fees received by the Dealer Manager and the Participating Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate offering price of the Primary Shares sold in the Offering as set forth on such cover.

9.3           As used in Section 9.1(b) above, the “relative fault” of the Company and the Operating Partnership, the Dealer Manager and the Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, by the Dealer Manager or by the Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

9.4           The Company, the Operating Partnership, the Dealer Manager and the Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

9.5           Notwithstanding the provisions of this Section 9, the Dealer Manager and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares sold in the Offering by them exceeds the amount of any damages which the Dealer Manager and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

9.6           No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

9.7           For the purposes of this Section 9, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Company or the Operating Partnership, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Operating Partnership. The Participating Dealers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Primary Shares sold by each Participating Dealer in the Offering and not joint.

10.           Term; Termination

10.1           This Agreement shall become effective on the initial Effective Date and the obligations of the parties hereunder shall not commence until the initial Effective Date. This Agreement may be terminated by either the Company and the Operating Partnership, acting together, or the Dealer Manager, upon 60 calendar days’ prior written notice. This Agreement shall automatically terminate upon the first to occur of any of the following events: (a) the later of (i) two years after the initial Effective Date of the Registration Statement, and (ii) at the Company’s election, the date to which the Company is permitted to extend the Offering in accordance with the rules of the Commission as described in the Prospectus; (b) the termination of the Offering by the Company, which the Company shall have the right to terminate in its sole and absolute discretion at any time; (c) the termination of the effectiveness of the Registration Statement; (d) the liquidation or dissolution of the Company and (e) the date the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten (10) days from the date of such occurrence.

10.2           Upon the termination of this Agreement for any reason, the Dealer Manager shall (a) promptly forward all funds, if any, in its possession which were received from investors for the sale of Shares to the Company or such other party or account as the Company shall designate, (b) to the extent not previously provided to the Company, provide a list of all investors who have subscribed for or purchased Shares and all broker-dealers with whom the Dealer Manager has entered into a Participating Dealer Agreement, (c) notify all Participating Dealers of such termination, and (d) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, including any sales literature designed for use specifically for the Offering that the Dealer Manager is then in the process of preparing. Upon termination of this Agreement, the Dealer Manager shall use its commercially reasonable best efforts to cooperate with the Company and any other party that may be necessary to accomplish an orderly transfer to a successor entity of the operation and management of the services the Dealer Manager is providing pursuant to this Agreement.

10.3           Upon expiration or earlier termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under this Agreement at such time as such compensation becomes payable.

11.            Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	Moody National REIT I, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
Facsimile: (713) 977-7505
Attention: Brett C. Moody

If to the Operating Partnership:	Moody National REIT I, Inc., General Partner
6363 Woodway Drive
Suite 110
Houston, Texas 77057
Facsimile: (713) 977-7505
Attention: Brett C. Moody

If to the Dealer Manager:	Moody Securities, LLC
2010 Main Street
Irvine, California 92614
Facsimile: (949) 786-7505
Attention: Mary E. Smith
Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 11.

12.           Miscellaneous.

12.1           The following provisions of the Agreement shall survive the expiration or earlier termination of this Agreement: Section 4.7; Section 5.9; Section 5.10; Section 5.12; Section 7; Section 8; Section 9, Section 10 and this Section 12. Notwithstanding anything else to the contrary herein, the expiration or earlier termination of this Agreement shall not relieve a party for liability for any breach occurring prior to such expiration or earlier termination.

12.2           No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other parties. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

12.3           The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.4           This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Delaware.

12.5           EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The parties hereto each hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in _____ California, in respect of the interpretation and enforcement of the terms of this Agreement, and in respect of the transactions contemplated hereby, and each hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto each hereby irrevocably agrees that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court.

12.6           Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager or the Participating Dealers as being in association with or in partnership with the Company or the Operating Partnership one another, and instead, this Agreement only shall constitute the Dealer Manager as a broker authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement. Nothing herein contained shall render the Dealer Manager or the Company or the Operating Partnership liable for the obligations of any of the Participating Dealers.

12.7           Except for the persons and entities referred to in Sections 8 and 9, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities referred to in Sections 8 and 9, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any party to this Agreement.

12.8           This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by all parties hereto.

12.9           The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

12.10           The Company may authorize the Company’s transfer agent to provide information to the Dealer Manager and each Participating Dealer regarding record holder information about the clients of such Participating Dealer who have invested with the Company on an on-going basis for so long as such Participating Dealer has a relationship with such clients. The Dealer Manager shall require in the Participating Dealer Agreement that Participating Dealers not disclose any password for a restricted website or portion of website provided to such Participating Dealer in connection with the Offering and not disclose to any person, other than an officer, director, employee or agent of such Participating Dealers, any material downloaded from such a restricted website or portion of a restricted website.

12.11           This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

MOODY NATIONAL REIT I, INC.

By:
Name:
Title:

“OPERATING PARTNERSHIP”

MOODY NATIONAL OPERATING PARTNERSHIP I, L.P.

By:	Moody National REIT I, Inc.

By:
Name:
Title:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

By: /
Name:
Title:

EXHIBIT A

FORM OF PARTICIPATING DEALER AGREEMENT

Dated:            , 2012

Ladies and Gentlemen:

Moody Securities, LLC (the “Dealer Manager”) entered into a Dealer Manager Agreement, dated as of _______, 2012 (the “Dealer Manager Agreement”), with Moody National REIT I, Inc. (the “Company”), a Maryland corporation that intends to qualify and elect to be taxed as a real estate investment trust (a “REIT”) for federal income tax purposes. Pursuant to the Dealer Manager Agreement, the Dealer Manager has agreed to act as exclusive dealer manager for, and to use its reasonable best efforts to solicit subscriptions in connection with, the Company’s public offering (the “Offering”) of a maximum of $1,000,000,000 in shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), of which amount: (i) up to $100,000,000 in shares of Common Stock are to be offered pursuant to the Company’s distribution reinvestment plan (“DRIP”) for a purchase price of $9.50 per share (the “DRIP Shares”); and (ii) up to $900,000,000 in shares of Common Stock (the “Primary Shares” and, together with the DRIP Shares, the “Shares”) are to be issued and sold to the public on a “best efforts” basis through the Dealer Manager as the managing dealer and the broker-dealers participating in the offering at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased and for certain categories of purchasers). Notwithstanding the foregoing, the Company has reserved the right to reallocate the Shares between the Primary Shares and the DRIP Shares.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.

In connection with the performance of the Dealer Manager’s obligations under the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Participating Dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to solicit subscriptions for Shares in connection with the Offering.  You are hereby invited to become a Participating Dealer and, as such, to use your reasonable best efforts to solicit subscribers for Shares, in accordance with the following terms and conditions of this Participating Dealer Agreement (this “Agreement”):

1.           Registration Statement.  In connection with the Offering, the Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-________) on Form S-11 for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission promulgated thereunder (the “Securities Act Rules and Regulations”).  The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required by the Commission through the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. As used in this Agreement, the term “Registration Statement” means the Registration Statement and the prospectus contained therein, as finally amended as of the date the Registration Statement is declared effective by the Commission, provided that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective by the Commission; the term “Effective Date” means the applicable date upon which the Registration Statement was first declared effective by the Commission and the date upon which each subsequent post-effective amendment to the Registration statement is declared effective by the Commission; the term “Prospectus” means, and as used in this Agreement shall be deemed to refer to and include, as appropriate, (a) the prospectus constituting a part of the Registration Statement as of the initial and any subsequent Effective Date, (b) the prospectus filed with the Commission pursuant to Rule 424(b) after the Registration Statement is initially declared effective by the Commission, and (b) any amendments or supplements to the Prospectus filed with the Commission pursuant to Rule 424(b) or otherwise; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission..

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2.           Compliance with Applicable Rules and Regulations; License and Association Membership.

(a)           Upon the effectiveness of this Agreement, the undersigned dealer will become one of the “Participating Dealers” referred to in the Dealer Manager Agreement and is referred to herein as Participating Dealer. Participating Dealer agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in compliance with, (i) the terms of the Dealer Manager Agreement, (ii) the terms of this Agreement, (iii) the Securities Act, (iv) the Securities Act Rules and Regulations, (v) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (vi) the applicable rules and regulations promulgated under the Exchange Act (the “Exchange Act Rules and Regulations”), (vii) the Blue Sky Survey (as defined below), (viii) all applicable state securities and blue sky laws, (ix) the rules of FINRA applicable to the Offering from time to time in effect, specifically including, but not limited to, the FINRA Conduct Rules, (x) the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”), and (xi) all other federal rules and regulations applicable to the sale of Primary Shares in the Offering.

(b)           Participating Dealer’s acceptance of this Agreement constitutes a representation to the Company and to the Dealer Manager that Participating Dealer is (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act and a member in good standing of FINRA, and (ii) duly licensed or registered as broker-dealer and duly authorized to sell Shares under federal and state securities laws and regulations in all jurisdictions in which it offers or sells Shares in the Offering.  Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 1 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Shares in all such jurisdictions. This Agreement shall automatically terminate with no further action by either party if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission or other applicable regulatory authority of the jurisdiction in which Participating Dealer’s principal office is located.  Participating Dealer agrees to notify the Dealer Manager immediately if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission or other applicable regulatory authority of any jurisdiction in which Participating Dealer is currently registered or licensed.

3.           Limitation of Offer; Investor Suitability.

(a)           Participating Dealer will offer Shares only (i) to persons that satisfy the investor suitability standards and minimum investment requirements set forth set forth in the Prospectus or in any suitability letter or memorandum provided by the Company or the Dealer Manager, and (ii) in accordance with Section 8 of this Agreement, to persons in the jurisdictions in which it is advised in writing by the Company or the Dealer Manager that the Shares are registered or qualified for sale or that such qualification or registration is not required due to an exemption from the applicable state securities and other applicable laws (the “Blue Sky Survey”).  Notwithstanding the qualification of Shares for sale in any respective jurisdiction (or exemption therefrom), Participating Dealer will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Participating Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering Shares, Participating Dealer shall comply with the provisions of all applicable rules and regulations relating to the suitability of investors, including, without limitation, FINRA Conduct Rules and the applicable provisions of the NASAA REIT Guidelines.

In recommending the purchase of Primary Shares in the Offering to any person, Participating Dealer will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known by Participating Dealer after due inquiry) that:  (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (C) the purchase of Primary Shares in the Offering is otherwise suitable for such person; and (D) such person has either: (1) a minimum annual gross income of $70,000 and a minimum net worth (exclusive of home, home furnishings and automobiles) of $70,000; or (2) a minimum net worth (determined with the foregoing exclusions) of $250,000 and meets the higher suitability standards, if applicable, imposed by the jurisdiction in which the investment by such investor is made. Participating Dealer further will use its best efforts to determine the suitability and appropriateness of an investment in the Shares of each proposed investor solicited by a person associated with Participating Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established.  In making the determinations as to financial qualifications and as to suitability required by the NASAA Guidelines, Participating Dealer may rely on (x) representations from investment advisers who are not affiliated with Participating Dealer, banks acting as trustees or fiduciaries, and (y) information it has obtained from a prospective investor, including such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by Participating Dealer after due inquiry.  Notwithstanding the foregoing, Participating Dealer shall not execute any transaction with the Company in a discretionary account without prior written approval of the transaction by the customer.

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(b)           Participating Dealer shall maintain, for at least six years or for a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of Primary Shares in the Offering (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Participating Dealer may satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks discussed above.  Participating Dealer further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  Participating Dealer agrees to make such documents and records available to the Dealer Manager and the Company upon request, and representatives of the Commission, FINRA and applicable state securities administrators upon Participating Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.

(c)           The Participating Dealer will comply in all material respects with the subscription procedures and “Plan of Distribution” set forth in the Prospectus.  Subscriptions will be submitted by the Participating Dealer to the Company only on the form of Subscription Agreement which is included as an Appendix to the Prospectus (“Subscription Agreement”).  The Participating Dealer acknowledges and agrees that the Subscription Agreement must be executed and initialed by the subscriber as provided for by the Subscription Agreement.

4.           Delivery of Prospectus and Authorized Sales Materials.

(a)           Participating Dealer will:  (i) deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Shares at least five business days prior to the tender of such person’s Subscription Agreement; (ii) promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Offering; (iii) deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the Offering; (iv) if it uses electronic delivery to distribute the Prospectus to any person, comply with all applicable requirements of the Commission, FINRA, blue sky laws and any other laws or regulations related to the electronic delivery of documents; (v) not use any sales materials in connection with the solicitation of purchasers of the Shares except sales materials that have been approved for use by the Company in writing and all appropriate regulatory agencies (“Authorized Sales Materials”); (vi) to the extent the Company provides Authorized Sales Materials, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect; and (vii) not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Authorized Sales Materials.  Participating Dealer will not publish, circulate or otherwise distribute any advertisement or solicitation material in connection with the Offering other than Authorized Sales Materials without the Dealer Manager’s express prior written approval.

(b)           Nothing contained in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative or partner of the Dealer Manager or the Company, and Participating Dealer is not authorized to act for the Dealer Manager or the Company.

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(c)           Participating Dealer will not send or provide supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or provided a Prospectus and all supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials.

(d)           Participating Dealer will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares to members of the public.

(e)           The Dealer Manager will supply Participating Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Authorized Sales Materials, for delivery to investors.

(f)           The Participating Dealer agrees to suspend or terminate the offering and sale of Primary Shares in the Offering upon request of the Company at any time and to resume the offering and sale of Primary Shares in the Offering upon subsequent request of the Company.

5.           Submission of Orders; Right to Reject Orders.

(a)           Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Participating Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the amount of $10.00 per Share subscribed for, or such discounted purchase price per Share that may apply based upon the available discounts specified in the Prospectus.  There shall be a minimum initial purchase by any one purchaser of $2,500 in Primary Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Company to the Dealer Manager).  Minimum subsequent purchases of Primary Shares in the Offering shall be $500 per transaction. With respect to Participating Dealer’s participation in any resales or transfers of the Shares, Participating Dealer agrees to comply with any applicable requirements set forth in Section 2 and to fulfill the obligations pursuant to Rule 2810 of the FINRA Rules of Conduct.

(b)           Those persons who purchase Shares will be instructed by the Participating Dealer to make their checks or other instruments of payment payable to “Moody National REIT I, Inc.”, subject to any continuing escrow obligations imposed by certain states as described in the Prospectus. Subscription Agreements and instruments of payment not conforming to the foregoing instructions shall be returned directly to the subscriber not later than the end of the second business day following receipt by the Participating Dealer of such materials. Subscription Agreements and instruments of payment received by the Participating Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i)           When, pursuant to the internal supervisory procedures of the Participating Dealer, internal supervisory review is conducted at the site at which the Subscription Agreement and instrument of payment were initially received from the subscriber, then the Participating Dealer will transmit the Subscription Agreement and instrument of payment by the end of the next business day following receipt of the Subscription Agreement and instrument of payment to the Company at the address provided in the Subscription Agreement.

(ii)           When, pursuant to the Participating Dealer’s internal supervisory procedures, Participating Dealer’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Participating Dealer shall transmit the Subscription Agreement and instrument of payment to the Final Review Office by the end of the next business day following the Participating Dealer’s receipt of the Subscription Agreement and instrument of payment. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and instrument of payment, forward both the Subscription Agreement and instrument of payment to the Company at the address provided in the Subscription Agreement.

(c)           All orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company or the Dealer Manager, each of which reserves the right to reject any order in their sole discretion for any or no reason.  Orders not accompanied by the required instrument of payment may be rejected.  If any Subscription Agreement solicited by Participating Dealer is rejected by the Dealer Manager or the Company, then the Subscription Agreement and instrument of payment will be returned to the rejected subscriber within 10 business days from the date of rejection. Issuance and delivery of a Share will be made only after a sale of a Share is deemed by the Company to be completed in accordance with Section 1.4 of the Dealer Manager Agreement.  If an order is rejected, cancelled or rescinded for any reason, then Participating Dealer will return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Participating Dealer fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owned against future commissions or Dealer Manager Fees due and otherwise payable to Participating Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

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6.           Participating Dealer Compensation.

(a)           Subject to the terms and conditions set forth herein and in the Dealer Manager Agreement and, the special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus, the Dealer Manager shall pay to Participating Dealer a selling commission of 6.5% of the gross proceeds from the Shares sold by the Participating Dealer and accepted and confirmed by the Company.  For purposes of this Section 6(a), Shares are “sold” only after a sale of the Shares is deemed by the Company to be completed in accordance with Section 1.4 of the Dealer Manager Agreement.  The Participating Dealer acknowledges and agrees that the Dealer Manager’s liability for selling commissions payable to the Participating Dealer is limited solely to the proceeds of selling commissions received by the Dealer Manager from the Company, and the Participating Dealer hereby waives any and all rights to receive payment of selling commissions from Dealer Manager until such time as the Dealer Manager is in receipt of such selling commissions from the Company.

(b)           Participating Dealer acknowledges and agrees that no selling commissions will be paid for sales of Shares pursuant to the DRIP.

(c)           Notwithstanding the foregoing, it is understood and agreed that no selling commission shall be payable with respect to particular Shares if the Dealer Manager or the Company rejects a proposed subscriber’s Subscription Agreement.

(d)           The Dealer Manager may, in its sole discretion, re-allow a portion of the Dealer Manager Fee received by it from the Company to Participating Dealer, which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of Shares sold by Participating Dealer, the assistance of Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period.

(e)           The Dealer Manager may, in its sole discretion, request the Company to reimburse Participating Dealer for reasonable bona fide due diligence expenses incurred by the Participating Dealer to the extent such expenses are supported by a detailed and itemized invoice provided to the Company and permitted pursuant to the rules and regulations of FINRA; provided, however, that no such due diligence expenses shall be reimbursed by the Company pursuant to this Section 6(e) which would cause the aggregate of all the Company’s “organization and offering expenses” as defined by FINRA Rule 2810 (including the bona fide due diligence expenses paid or reimbursed pursuant to this Section 6(e) and all items of underwriting compensation) to exceed 15.0% of the gross proceeds from the sale of Primary Shares in the Offering.

(f)           Notwithstanding anything herein to the contrary, Participating Dealer will not be entitled to receive any selling commissions, Dealer Manager Fees or other compensation or reimbursement which would cause the aggregate amount of underwriting compensation (as defined in accordance with applicable FINRA rules) received by the Dealer Manager and all Participating Dealers to exceed 10.0% of the gross proceeds from the sale of Primary Shares in the Offering.

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(g)           Notwithstanding anything herein to the foregoing, the Company will not be liable or responsible to Participating Dealer for the payment of any selling commissions or Dealer Manager Fees to Participating Dealer or any reallowance of selling commissions or Dealer Manager Fees to Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the reallowance or payment of selling commissions and the Dealer Manager Fee to Participating Dealers.

7.           Reserved Shares.  The number of Shares, if any, to be reserved for sale by each Participating Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company.  The Dealer Manager reserves the right to notify Participating Dealer by United States mail or by other means of the number of Shares reserved for sale by Participating Dealer, if any. Such Shares will be reserved for sale by Participating Dealer until the time specified in the Dealer Manager’s notification to Participating Dealer. Sales of any reserved Shares after the time specified in the notification to Participating Dealer or any requests for additional Shares will be subject to rejection in whole or in part.

8.           Blue Sky Qualification.

(a)           The Dealer Manager will inform Participating Dealer as to the jurisdictions in which the Dealer Manager has been advised by the Company that the Shares have been registered for sale in accordance with, or are exempt from registration under, the respective securities or “blue sky” laws of such jurisdictions, but the Dealer Manager has not assumed and will not assume any obligation or responsibility as to Participating Dealer’s right to act as a broker and/or dealer with respect to the Shares in any such jurisdiction. Participating Dealer agrees that Participating Dealer will not make any offers or sell any Shares except in jurisdictions in which the Dealer Manager may advise Participating Dealer that the Offering has been qualified or is exempt and in which Participating Dealer is legally qualified to make offers and further agrees to assure that each person to whom Participating Dealer sells Shares (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Survey and the Subscription Agreement.  Neither the Dealer Manager nor the Company assume any obligation or responsibility in respect of the qualification of the Shares covered by the Prospectus under the laws of any jurisdiction or Participating Dealer’s qualification to act as a broker and/or dealer with respect to the Shares in any jurisdiction. The Blue Sky Survey which has been or will be furnished to Participating Dealer indicates the jurisdictions in which it is believed that the offer and sale of Shares covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto.

(b)           It is understood and agreed that under no circumstances will Participating Dealer, as a Participating Dealer, engage in any activities hereunder in any jurisdiction in which Participating Dealer may not lawfully so engage or in any activities in any jurisdiction with respect to the Shares in which Participating Dealer may lawfully so engage unless Participating Dealer have complied with the provisions hereof.

9.           Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. Except for (i) the Dealer Manager’s own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder, the Dealer Manager shall not be under any liability to Participating Dealer for or in respect of the validity or value of or title to, the Shares; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by the Company or by others; the form or validity of the Dealer Manager Agreement or this Agreement; the delivery of the Shares; the performance by the Company or by others of any agreement on its or their part; the qualification of the Shares for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the Dealer Manager from any liability imposed by the Securities Act. No obligations or liability on the part of the Company or the Dealer Manager shall be implied or inferred herefrom.

10.           Indemnification.

(a)           Under the Dealer Manager Agreement, the Company and the Operating Partnership have agreed to jointly and severally indemnify Participating Dealer and the Dealer Manager and their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. The Dealer Manager agreement provides that each Participating Dealer, pursuant to its Participating Dealer Agreement, will agree to indemnify and hold harmless the Company, the Operating Partnership and the Dealer Manager, each of their respective Indemnified Parties and any person who signed the Registration Statement, as set forth in the Participating Dealer Agreement.

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(b)           In furtherance of, and not in limitation of the foregoing, Participating Dealer will indemnify, defend and hold harmless the Dealer Manager, the Company and the Operating Partnership, and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (collectively, “Indemnified Parties”), from and against any losses, claims, expenses (including reasonable legal and other expenses incurred in investigating and defending such claims or liabilities), damages or liabilities to which any of the Indemnified Parties may become subject under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part  (i) any material inaccuracy in the representations or warranties contained in this Agreement or any material breach of a covenant contained herein by Participating Dealer, or any material failure by Participating Dealer to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (ii) any untrue statement or any alleged untrue statement of a material fact contained in (1) any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus, (2) any Authorized Sales Materials or (3) any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof, (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or the Prospectus or any amendment or supplement to the Prospectus, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) any use of sales literature, including “broker dealer use only” materials, by Participating Dealer that is not Authorized Sales Materials or any use of “broker-dealer use only” materials with members of the public; (v) any untrue statement of a material fact in connection with the Offering made by the Participating Dealer or Participating Dealer’s representatives or agents or omission by Participating Dealer or Participating Dealer’s representatives or agents to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in each case other than statements or omissions made in conformity with the Registration Statement, Prospectus, Authorized Sales Materials or any other materials or information furnished by or on behalf of the Company, or (vi) any failure by Participating Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act; provided, however, that in each case described in clauses (ii) and (iii) above, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by Participating Dealer specifically for use with reference to Participating Dealer in the preparation of the Registration Statement or any post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto or any Authorized Sales Materials or any blue sky application. Participating Dealer will reimburse the Indemnified Parties for any reasonable legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action.  This agreement to indemnify and hold harmless the Indemnified Parties will be in addition to any liability which Participating Dealer may otherwise have.

(c)           Promptly after receipt by any Indemnified Party under this Section 10 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

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(d)           An indemnifying party under Section 10 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party.  If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the Indemnified Parties against which such action is finally brought; and in the event a majority of such Indemnified Parties is unable to agree on which law firm whose expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11.           Contribution.  If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, the contributions provisions set forth in Section 9 of the Dealer Manager Agreement shall be applicable.

12.           Company as Party to Agreement.  The Company shall be a third party beneficiary of Participating Dealer’s representations, warranties, covenants and agreements contained in Sections 10 and 11 hereof.  The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.

13.           Privacy Laws; Compliance. The Dealer Manager and Participating Dealer (each referred to individually in this section as a “party”) each agree to: (i) abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); B) the privacy standards and requirements of any other applicable federal or state law; and (C) each party’s own internal privacy policies and procedures, each as may be amended from time to time; (ii) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures, except as necessary to service the customers or as otherwise necessary or required by applicable law; and (iii) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.  If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

14.           Anti-Money Laundering Compliance Programs.  Participating Dealer represents to the Dealer Manager that it has established and implemented anti-money laundering compliance programs (“AML Program”) in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Rules and Regulations and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Shares.  Participating Dealer further represents that it currently is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and Participating Dealer hereby covenants to remain in compliance with such requirements and shall, upon request by the Dealer Manager or the Company, provide a certification to the Dealer Manager or the Company that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.  Upon request by the Dealer Manager at any time, Participating Dealer will (i) furnish a written copy of its AML Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with its most recent independent testing of its AML Program.

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15.           Miscellaneous.

(a)           Participating Dealer hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Participating Dealers (including Participating Dealer party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Participating Dealer hereby agrees to be bound by and comply with all provisions of the Dealer Manager Agreement relating to Participating Dealers. Participating Dealer also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.

(b)           This Agreement may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement; provided, however, that Sections 9, 10, 11, 12, 13 and this Section 15 shall survive the termination or expiration of this Agreement.

(c)           Any communications from Participating Dealer should be in writing addressed to the Dealer Manager at:

Moody Securities, LLC
2010 Main Street
Irvine, California 92614
Facsimile: (949) 786-7505
Attention: Mary E. Smith

with a copy to (which shall not constitute notice):

Alston & Bird LLP
2828 North Harwood Street, Suite 1800
Dallas, Texas 75201
Attention:  Gustav F. Bahn

 Any notice from the Dealer Manager to Participating Dealer shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Participating Dealer at Participating Dealer’s address shown below.

(d)           Nothing herein contained shall constitute the Dealer Manager, Participating Dealer, the other Participating Dealers or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

(e)           If this Agreement is executed before the initial Effective Date, then the Dealer Manager will notify Participating Dealer in writing when the initial Effective Date has occurred.  Participating Dealer agrees that Participating Dealer will not make any offers to sell the Shares or solicit purchasers for the Shares until Participating Dealer has received such written notice of the initial Effective Date from the Dealer Manager or the Company. This Agreement shall be effective for all sales by Participating Dealer on and after the initial Effective Date.

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(f)           The Company may authorize its transfer agent to provide information to the Dealer Manager and Participating Dealer regarding record holder information about the clients of Participating Dealer who have invested with the Company on an on-going basis for so long as Participating Dealer has a relationship with such client.  Participating Dealer shall not disclose any password for a restricted website or portion of a website provided to Participating Dealer in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of Participating Dealer, any material downloaded from such restricted website or portion of a restricted website.

(g)           Participating Dealer shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations.  Any purported assignment or delegation by Participating Dealer shall be null and void.  The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Dealer shall be deemed to have consented to such assignment by execution hereof.  Dealer Manager shall provide written notice of any such assignment to Participating Dealer.

(h)  This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(i)  The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

(j)   The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

[Signature page follows.]

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If the foregoing is in accordance with Participating Dealer’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Participating Dealer’s indicated acceptance thereof shall constitute a binding agreement between Participating Dealer and the Dealer Manager.

Very truly yours,

MOODY SECURITIES, LLC

	By:	/s/
Name:
Title:
____________, 2012

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The undersigned dealer confirms its agreement to act as a Participating Dealer pursuant to all the terms and conditions of the above Participating Dealer Agreement and the attached Dealer Manager Agreement. The undersigned dealer hereby represents that it will comply with the applicable requirements of the Securities Act and the Exchange Act and the published rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws. The undersigned dealer represents and warrants that the undersigned dealer is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration.  The undersigned dealer confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Shares, or are exempt from registration with such authorities. The undersigned dealer hereby represents that it will comply with the Rules of FINRA and all rules and regulations promulgated by FINRA.

Dated: ____________, 2012
Name of Participating Dealer

Federal Identification Number

	By:	/s/
Name:
Authorized Signatory

Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)

Name of Firm:

Address:
Street

City

State and Zip Code

(Area Code) Telephone No.

Attention:

SCHEDULE 1

TO

PARTICIPATING DEALER AGREEMENT WITH

MOODY SECURITIES, LLC

Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	ÿ☐	Nebraska
☐	Alaska	ÿ☐	Nevada
ÿ☐	Arizona	ÿ☐	New Hampshire
ÿ☐	Arkansas	ÿ☐	New Jersey
ÿ☐	California	ÿ☐	New Mexico
ÿ☐	Colorado	ÿ☐	New York
ÿ☐	Connecticut	ÿ☐	North Carolina
ÿ☐	Delaware	ÿ☐	North Dakota
ÿ☐	District of Columbia	ÿ☐	Ohio
ÿ☐	Florida	ÿ☐	Oklahoma
ÿ☐	Georgia	ÿ☐	Oregon
ÿ☐	Hawaii	ÿ☐	Pennsylvania
ÿ☐	Idaho	ÿ☐	Puerto Rico
ÿ☐	Illinois	ÿ☐	Rhode Island
ÿ☐	Indiana	ÿ☐	South Carolina
ÿ☐	Iowa	ÿ☐	South Dakota
ÿ☐	Kansas	ÿ☐	Tennessee
ÿ☐	Kentucky	ÿ☐	Texas
ÿ☐	Louisiana	ÿ☐	Utah
ÿ☐	Maine	ÿ☐	Vermont
ÿ☐	Maryland	ÿ☐	Virgin Islands
ÿ☐	Massachusetts	ÿ☐	Virginia
ÿ☐	Michigan	ÿ☐	Washington
ÿ☐	Minnesota	ÿ☐	West Virginia
ÿ☐	Mississippi	ÿ☐	Wisconsin
ÿ☐	Missouri	ÿ☐	Wyoming
ÿ☐	Montana	☐